SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2007

Partners Trust Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware 001-31277 75-2993918

(State or other (Commission File Number) (IRS Employer

jurisdiction of Identification No.)

incorporation)

233 Genesee Street, Utica, New York 13501

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (315) 768-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2007, the Board of Directors of Partners Trust Financial Group, Inc. (the "Company") approved various amendments to the Company's Bylaws. A copy of the Bylaws, as amended, is attached as Exhibit 3.1 and incorporated by reference herein.

The following is a description of the material amendments:

  Section 3.2 was amended to provide that no director shall be eligible for nomination, election or appointment as a director if he or she shall have attained the age of 75 years.
  Section 3.6 was amended to provide that a regular meeting of the board of directors shall be held without other notice, other than Section 3.6 of the Bylaws, immediately after, and at the same place as, the annual meeting of shareholders.
  Section 4.1 was amended to specify that a majority of any given board committee shall represent a quorum.
  Section 4.2 was amended to provide that a board member who has been assigned to serve on the executive committee and who is not able to attend a particular meeting is expected to arrange for one of the remaining board members who is not otherwise serving on the committee to serve as a substitute. This provision was also amended to provide that a simple majority of the board of directors shall constitute a quorum of the executive committee. This provision previously provided that four members of the executive committee would constitute a quorum.

The foregoing summary is qualified in its entirety by reference to the Bylaws, as amended, which is incorporated by reference to Exhibit 3.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.
Exhibit No.	Description
3.1	Bylaws of Partners Trust Financial Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTNERS TRUST FINANCIAL GROUP, INC.

Date: March 6, 2007 By:

Amie Estrella

Senior Vice President, Chief Financial

Officer and Secretary

EXHIBIT INDEX
Exhibit No.	Description
3.1	Bylaws of Partners Trust Financial Group, Inc.